UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2012, the Board of Directors (the “Board”) of GlobalOptions Group, Inc. (the “Company”) approved certain amendments to the Bylaws of the Company, (the “Amendments”), which became effective immediately upon its adoption by the Board.  The Amendments: (i) add certain procedural requirements with respect to stockholder action by written consent in lieu of a meeting, consisting of (A) clarifying provisions related to the record date, (B) requiring that an inspector of election reviews and certifies written consents and (C) providing certain requirements with respect to the dating of written consents; (ii) clarify that the Board has the sole ability to fill vacancies on the Board resulting from removal and newly created directorships resulting from any increase in the authorized number of directors; and (iii) increase the requisite percentage of stockholders required to approve a Bylaw amendment to seventy-five percent (75%) of the votes entitled to be cast at any annual election of directors from a majority of such votes.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.                      Other Events.

Also on January 19, 2012, the Board adopted a resolution to: (i) withdraw that certain exemption (the “Previous Weiss Exemption”) granted to Weiss Asset Management LP and the funds managed by it (the “Weiss Funds”) on October 27, 2010 pursuant to the terms of that certain Rights Agreement, dated September 7, 2010 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company; and (ii) supersede the Previous Weiss Exemption with a new exemption (the “New Weiss Exemption”), as described below.

The New Weiss Exemption provides that the Weiss Funds shall not be deemed an “Acquiring Person” for the purposes of the Rights Agreement unless and until either of the following occurs at any time after January 19, 2012: (i) the Weiss Funds, alone or together with all Affiliates and Associates thereof (each as defined under the Rights Agreement), acquire beneficial ownership of an additional one percent (1%) or more of the then outstanding shares of common stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of common stock are treated equally, or (ii) any other Person (as defined under the Rights Agreement) who is the beneficial owner of shares of common stock representing one percent (1%) or more of the then outstanding shares of common stock of the Company becomes an Affiliate or Associate of the Weiss Funds.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amendments to the Bylaws of GlobalOptions Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2012	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Harvey W. Schiller
		Name:	Harvey W. Schiller
		Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendments to the Bylaws of GlobalOptions Group, Inc.